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                                                                    EXHIBIT 4(c)


                              SUBSIDIARY GUARANTEE

         For value received, each Guarantor (which term includes any successor Person under the Indenture and the First Supplemental Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and the First Supplemental Indenture and subject to the provisions in the Indenture and the First Supplemental Indenture, dated as of November
29, 1999, among CheckFree Holdings Corporation, the Guarantors party thereto and Fifth Third Bank as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Series 6-1/2% Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, as the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Series 6-1/2% Notes or any such obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Series 6-1/2% Notes and to the Trustee pursuant to this Subsidiary Guarantee, the Indenture are expressly set forth in Article V-A of the First Supplemental Indenture and reference is hereby made to the First Supplemental Indenture for the precise terms of the Subsidiary Guarantee. The obligations of the Guarantors will be released only in accordance with the provisions of
Article V-A of the First Supplemental Indenture. Each Holder of a Series 6-1/2% Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the indebtedness evidenced by this Subsidiary Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture and the First Supplemental Indenture.
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                                        CHECKFREE CORPORATION

                                          /s/ Allen L. Shulman
                                        ----------------------------------------
                                        By: Allen L. Shulman
                                        Title: Executive Vice President and
                                                 Chief Financial Officer


                                        CHECKFREE MANAGEMENT CORPORATION

                                          /s/ Allen L. Shulman
                                        ----------------------------------------
                                        By: Allen L. Shulman
                                        Title: Executive Vice President and
                                                 Treasurer


                                        CHECKFREE INVESTMENT CORPORATION

                                          /s/ Allen L. Shulman
                                        ----------------------------------------
                                        By: Allen L. Shulman
                                        Title: Executive Vice President and
                                                 Chief Financial Officer


                                        CHECKFREE INVESTMENT SERVICES, INC.

                                          /s/  Allen L. Shulman
                                        ----------------------------------------
                                        By: Allen L. Shulman
                                        Title:  Vice President